EXHIBIT 32.1

CERTIFICATION
Pursuant to 18 U.S.C. Section 1350, as Adopted
Pursuant to Section 906 of The Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-K of Angel Oak Mortgage REIT, Inc. (the “Company”) for the annual period ended December 31, 2023 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Sreeniwas Prabhu, as Chief Executive Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 15, 2024

/s/ Sreeniwas Prabhu
Sreeniwas Prabhu
Chief Executive Officer and President

The foregoing certification is being furnished solely pursuant to 18 U.S.C. §1350 , as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and is not being “filed” as part of the Form 10-K or as a separate disclosure document for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability under that section. This certification shall not be deemed to be incorporated by reference to any filing under the Securities Act of 1933, as amended, or the Exchange Act except to the extent that this Exhibit 32.1 is expressly and specifically incorporated by reference in any such filing.